Registration No. 333 -[ ]
     FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 2000
------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                              US AIRWAYS, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     DELAWARE                                      53-0218143
(STATE OF INCORPORATION)                  (I.R.S. EMPLOYER IDENTIFICATION NO.)


               2345 CRYSTAL DRIVE, ARLINGTON, VIRGINIA 22227
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                               (703) 872-7000
            (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                              THOMAS A. MUTRYN
         SENIOR VICE PRESIDENT--FINANCE AND CHIEF FINANCIAL OFFICER
                              US AIRWAYS, INC.
                             2345 CRYSTAL DRIVE
                         ARLINGTON, VIRGINIA 22227
                               (703) 872-7000
         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 COPIES TO:


              LAWRENCE M. NAGIN                              SETH E. JACOBSON
 EXECUTIVE VICE PRESIDENT--CORPORATE AFFAIRS     SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
             AND GENERAL COUNSEL                               333 W. WACKER DR.
              US AIRWAYS, INC.                              CHICAGO, ILLINOIS 60606
             2345 CRYSTAL DRIVE                                  (312) 407-0700
          ARLINGTON, VIRGINIA 22227
               (703) 872-7000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|


                                                  CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                           Proposed Maximum        Proposed Maximum
       Title of Each Class               Amount to be        Aggregate Price            Aggregate              Amount of
 of Securities to be Registered          Registered(1)         Per Unit(1)          Offering Price(2)     Registration Fee(3)

Pass Through Certificates                      --                   --               $1,200,000,000(4)         $214,463(5)
==============================================================================================================================
(1)     Omitted pursuant to Rule 457(o) under the Securities Act of 1933.
(2)     Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o).
(3)     Pursuant to Rule 457(o), the registration fee has been calculated on the basis of the maximum aggregate offering price of the securities listed.
(4)     Of the $1,200,000,000 of securities being registered hereunder, pursuant to Rule 429(b) under the Securities Act of 1933, an aggregate of $387,640,000 of securities are being carried forward from the registrant's prior registration statement on Form S-3 (SEC
        File No. 333-79825).
(5)     In connection with the prior registration statement, registration fees of approximately $107,764 previously were paid with respect to the $387,640,000 of securities being carried forward herewith.

        Pursuant to Rule 429 under the Securities Act of 1933, the prospectus set forth herein also relates to securities registered pursuant to the prior registration statement.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH
DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT
THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE
COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-----------------------------------------------------------------------------



PROSPECTUS

                               $1,200,000,000

                              US AIRWAYS, INC.

                         PASS THROUGH CERTIFICATES

                            -------------------


        This prospectus relates to pass through certificates that will be issued by one or more trusts. We will form each trust and a national or state bank or trust company will act as trustee. The trustee will hold all property owned by a trust in trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust. We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

                            -------------------

        This prospectus may not be used to consummate sales of pass through certificates unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.





                 The date of this prospectus is [  ], 2000.



                             TABLE OF CONTENTS


Forward Looking Statements............................................     1

Summary...............................................................     2

US Airways............................................................     6

Ratio of Earnings to Fixed Charges....................................     7

Use of Proceeds.......................................................     8

Description of the Certificates.......................................     8

Description of the Secured Promissory Notes...........................    22

U.S. Income Tax Matters...............................................    27

ERISA Considerations..................................................    30

Plan of Distribution..................................................    30

Selling Certificateholders............................................    31

Legal Opinions........................................................    32

Experts...............................................................    32

Where You Can Find More Information...................................    33

Incorporation of Certain Documents by Reference.......................    34



                         FORWARD-LOOKING STATEMENTS

         This prospectus, any prospectus supplement delivered with this prospectus and the information incorporated by reference include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We prepare forward-looking statements using estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside of our control. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from the results we discuss in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to:

         o     economic conditions;

         o     labor costs;

         o     financing costs;

         o     aviation fuel costs;

         o the anticipated merger of our parent company, US Airways Group, Inc., and a subsidiary of UAL Corporation;

         o competitive pressures on pricing--particularly from low-cost, low-fare competitors;

         o     weather conditions;

         o     governmental legislation;

         o     consumer perceptions of our products;

         o demand for air transportation in the markets in which we operate;

         o     other operational matters discussed in this prospectus; and

         o other risks and uncertainties described from time to time in reports we periodically file with the SEC.

         The preparation of forward-looking statements also involves other factors and assumptions not identified above. If the assumptions used to prepare the forward-looking statements prove incorrect, the actual results may differ materially from the results discussed.


                                  SUMMARY


THE OFFERING

         This prospectus and each supplement to this prospectus describe US Airways' offering of pass through certificates to help finance or refinance aircraft that we own or lease. For convenience, throughout this prospectus, the words we, us, ours or similar words refer to US Airways.

         The remainder of this prospectus and the related prospectus supplement will describe the offering of the pass through certificates in more detail. We will begin by describing the pass through certificates and the pass through trusts that issue the pass through certificates. We will also describe the various agreements relating to the certificates. This prospectus then describes the secured promissory notes that the pass through trusts will acquire and, in the case of promissory notes secured by aircraft leased to us, the owner trusts that issue those secured promissory notes.


CERTIFICATES

         We may offer and sell pass through certificates from time to time by this prospectus. For convenience, we may:

         o     refer to "pass through certificates" as "certificates;" and

         o refer to the holder of a "pass through certificate" as a "certificateholder."

         Pass through certificates are securities that evidence an ownership interest in a pass through trust. The holders of the certificates issued by a pass through trust will be the beneficiaries of that trust. A certificateholder's beneficial interest in a pass through trust will be a pro rata interest in the property of that trust equal to the ratio of the value of all of the certificates owned by the holder to the value of all of the certificates issued by that trust. Each certificate will represent a beneficial interest only in the property of the pass through trust that issued the certificate. A certificate will not represent an interest in, or rights to, the property of any pass through trust other than the pass through trust that issued the certificate.

         Multiple series of certificates may be issued. If more than one series of certificates is issued, each series of certificates will be issued by a separate pass through trust. The economic terms of any series of certificates will be described in the prospectus supplement relating to that series of certificates.

         The prospectus supplement relating to a series of certificates will be delivered with this prospectus. The prospectus supplement will describe, among other things, the property that will be held by each pass through trust. This property will include promissory notes secured by aircraft we own or lease. Payments of principal and interest on the secured promissory notes owned by a pass through trust will be passed through to holders of certificates issued by that trust in accordance with the terms of the pass through trust agreement pursuant to which the trust was formed.

         If certificates of any series are entitled to the benefits of a liquidity facility, insurance policy, an instrument to hedge interest rate risk, or other form of credit enhancement, the prospectus supplement relating to that series will describe the terms of the liquidity facility, the insurance policy, interest rate swap or other hedging instrument, or other form of credit enhancement.

         A liquidity facility is a revolving credit agreement, letter of credit, bank guarantee or other instrument or agreement that will increase the likelihood that the certificateholders will receive timely payments of interest in respect of the certificates. While a liquidity facility is designed to increase the likelihood of the timely payment of interest, it is not a guarantee of the timely or ultimate payment of principal.

         An insurance policy may be structured to guarantee both the payment of interest and principal in whole or in part on the final maturity date or earlier.

         If certificates of any series bear floating rate interest, the prospectus supplement relating to that series will describe the terms of any applicable interest rate swap or other hedging instrument that may be used in the transaction. An interest rate swap or other hedging instrument may be structured to convert floating rate interest into fixed rate interest or to provide other protection against interest rate volatility.

         We may offer and sell up to $1,200,000,000 of aggregate initial offering price of certificates pursuant to this prospectus and related prospectus supplements. The initial offering price may be denominated in United States dollars or foreign currencies based on the applicable exchange rate at the time of sale.

PASS THROUGH TRUSTS

         We will form a separate pass through trust to issue each series of certificates. A national or state bank or trust company will act as trustee for each pass through trust. Each pass through trust will be governed by a trust instrument that creates the trust and sets forth the powers of the trustee and the rights of the beneficiaries. The trust instrument for each pass through trust will consist of a basic pass through trust agreement and a supplement to the basic pass through trust agreement between us and the pass through trustee.

         Unless otherwise stated in a prospectus supplement, State Street Bank and Trust Company of Connecticut, National Association will be the trustee of each pass through trust. The performance and obligations of State Street Bank and Trust Company of Connecticut, N.A., under the pass through trust agreement will be guaranteed by its parent, State Street Bank and Trust Company.

         Each pass through trust will pass through to holders of its certificates payments that it receives on the property that it owns. The property of each pass through trust may consist of:

         o     secured promissory notes of one or more series; and

         o other property described in the applicable prospectus supplement.


SECURED PROMISSORY NOTES

         The secured promissory notes owned by a pass through trust may consist of any combination of:

         o promissory notes issued by an owner trust and secured by an aircraft owned by that trust and leased to us; and

         o promissory notes issued by us and secured by an aircraft owned by us.

         We refer to promissory notes secured by an aircraft leased to us as "leased aircraft notes" and to promissory notes secured by aircraft owned by us as "owned aircraft notes."

         Leased Aircraft Notes. Except as specified in a prospectus supplement, leased aircraft notes will be issued by a bank, trust company, financial institution or other entity solely in its capacity as owner trustee in a leveraged lease transaction. In a leveraged lease transaction, one or more persons will form an owner trust to acquire an aircraft. The owner trust will then lease the aircraft to us. In the leasing industry, the person that is the beneficiary of the owner trust is referred to as an owner participant. The owner participant will contribute a portion of the purchase price of the aircraft to the owner trust. The transaction is called a "leveraged" lease because the remainder of the owner trust's purchase price of the aircraft is financed through the issuance of indebtedness in the form of leased aircraft notes. Leased aircraft notes may also be issued to refinance an aircraft previously financed in a leveraged lease transaction or otherwise.

         Leased aircraft notes relating to each leased aircraft will be issued pursuant to a separate indenture and security agreement between the owner trustee and a bank, trust company, financial institution or other entity, as loan trustee. The loan trustee under a leased aircraft indenture will act as a trustee for the holders of the leased aircraft notes issued under that leased aircraft indenture.

         In a leveraged lease transaction, we will pay or advance rent and other amounts to the owner trustee in its capacity as lessor under the lease. The owner trustee will use the payments and certain other amounts received by it to make payments of principal and interest on the leased aircraft notes. The owner trustee also will assign its rights to receive basic rent and certain other payments to the loan trustee as security for its obligations to pay principal of, premium, if any, and interest on the secured promissory notes. Payments or advances made under a lease and related agreements will at all times be sufficient to make scheduled payments of principal of, and interest on, the leased aircraft notes issued to finance the aircraft subject to that lease.

         We will not have any obligation to pay principal of, or interest on, the leased aircraft notes. Holders of leased aircraft notes will not have recourse against us for the payment of principal of, or interest on, the leased aircraft notes.

         Owned Aircraft Notes. We may finance or refinance aircraft that we own through the issuance of owned aircraft notes. We will issue owned aircraft notes relating to each owned aircraft under a separate indenture and security agreement. Each separate indenture and security agreement relating to owned aircraft notes will be between us and a bank, trust company, financial institution or other entity, as loan trustee. We will refer to the indenture and security agreement entered into in connection with the issuance of owned aircraft notes as an owned aircraft indenture. The loan trustee under an owned aircraft indenture will act as a trustee for the holders of the owned aircraft notes issued under that owned aircraft indenture.

         Holders of owned aircraft notes will have recourse against us for payment of principal of, and interest on, the owned aircraft notes. Because we often refer to owned aircraft indentures and leased aircraft indentures together, we sometimes refer to them collectively as the indentures.


DELAYED FINANCING

         If any portion of the proceeds of an offering of a series of certificates is not used to purchase secured promissory notes on the date the certificates are issued, those proceeds will be temporarily invested in other property such as short-term securities, invested with a depositary, or held in an escrow arrangement pending the purchase of secured promissory notes. These arrangements and this additional property will be described in the prospectus supplement.


CASH FLOW STRUCTURE

         Set forth below is a diagram illustrating the cash flows relating to the certificates. This diagram assumes that the pass through trustees enter into an intercreditor agreement, but does not include the effect of any liquidity facility or similar credit enhancements, any interest rate swap or other hedging instrument, any prefunding arrangements, or any insurance policy, each of which will be described in the prospectus supplement if they are applicable.

         [Diagram omitted, which shows that we will pay to the loan trustee for leased aircraft and owned aircraft (a) the lease rental payments, which are assigned by the owner trustee, on leased aircraft and (b) the mortgage payments on owned aircraft. From those lease rental payments and mortgage payments, the loan trustee will make secured promissory note payments on the series A, the series B and the series C secured promissory notes with respect to all aircraft to the subordination agent. Excess rental payments will be paid by the loan trustee to the lessors for leased aircraft. From those secured promissory note payments, the subordination agent will pay principal, premium, if any, and interest to the pass through trustee for the class A trust, the pass through trustee for the class B trust and the pass through trustee for the class C trust, which in turn will pass this principal, premium, if any, and interest through to the holders of class A certificates, the holders of class B certificates and the holders of class C certificates, respectively.]


TRANSACTION STRUCTURE FOR LEASED AIRCRAFT

         Set forth below is a diagram illustrating cash flows that we expect to occur on the closing date for a leveraged lease financing. We anticipate that separate transactions similar to the transaction illustrated in the diagram will occur for each leased aircraft financed with the proceeds of the offering of the certificates. The structure illustrated below may change, in which case a revised diagram will be included in the prospectus supplement.

         [Diagram omitted, which shows leased aircraft notes will be issued by an owner trustee in a leveraged lease transaction. The diagram shows that we will sell the leased aircraft to an owner trust that will, in turn, lease the aircraft back to us. The owner participant is the beneficial owner of the owner trust and contributes a portion of the purchase price of the aircraft. The owner trust will enter into an indenture with the loan trustee providing for a security interest in the leased aircraft, the assignment of the lease and the issuance of secured promissory notes to finance the remaining portion of the purchase price of the aircraft. The owner trustee will sell the series A, series B and series C secured promissory notes to the class A, class B and class C pass through trusts, respectively. The class A, class B and class C pass through trusts will sell certificates to series A, series B and series C certificateholders, respectively, for cash. The proceeds from the sale of the certificates will be passed through from the class A, class B and class C pass through trusts to the loan trustee who in turn will forward the proceeds to the owner trust as payment for the secured promissory notes.]


TRANSACTION STRUCTURE FOR OWNED AIRCRAFT

         Set forth below is a diagram illustrating cash flows that we expect to occur on the closing date for an owned aircraft financing. We anticipate that separate transactions similar to the transaction illustrated in the diagram will occur for each owned aircraft financed with the proceeds of the offering of the certificates. The structure illustrated below may change, in which case a revised diagram will be included in the prospectus supplement.

         [Diagram omitted, which shows that we may finance or refinance aircraft that we own through the issuance of owned aircraft notes. The diagram also shows that we will enter into an indenture with the loan trustee providing for a security interest in the owned aircraft and the issuance of secured promissory notes. We will sell the series A, series B and series C secured promissory notes to the class A, class B and class C pass through trusts, respectively. The class A, class B and class C pass through trusts will sell certificates to class A, class B and class C certificateholders, respectively, for cash. The proceeds from the sale of the certificates will be passed through from the class A, class B and class C pass through trusts to the loan trustee who will in turn forward the proceeds to us as payment for the secured promissory notes. ]


ADDITIONAL INFORMATION

         We will describe the specific terms of each series of certificates that we may offer and sell from time to time in a prospectus supplement.


                                 US AIRWAYS

         We are a certificated air carrier engaged primarily in the business of transporting passengers, property and mail. We are the principal operating subsidiary of our parent, US Airways Group, Inc., accounting for approximately 88% of our parent's consolidated operating revenues for 1999.

         We carried approximately 56 million passengers in 1999 and currently rank as the sixth largest domestic air carrier, as ranked by total revenue passenger miles, based on our review and analysis of our and other airlines' press releases. Eight air carriers that operate under the trade name "US Airways Express" code share with us. Under a code share arrangement, one carrier places its designator code and sells tickets on flights of another carrier. Our combined system served 205 destinations worldwide as of June 2000. As of June 30, 2000, we had approximately 42,650 full-time equivalent employees.

Merger

         US Airways Group has entered into an Agreement and Plan of Merger with UAL Corporation, United Airlines' parent corporation, and Yellow Jacket Acquisition Corp., a wholly-owned subsidiary of UAL which has been formed for the purpose of this merger, pursuant to which the merger subsidiary will be merged into US Airways Group. As a result, US Airways Group would be the surviving corporation and would become a wholly-owned subsidiary of UAL, and we would continue to be a wholly-owned subsidiary of US Airways Group. Under this structure, UAL would not be obligated to assume any of our obligations under the leases, participation agreements, indentures, pass through trust agreements, or any other obligations which we have with respect to the certificates or the secured promissory notes.

         Consummation of the merger is subject to various conditions set forth in the Agreement and Plan of Merger, including, but not limited to, the receipt of regulatory approvals and approval by the stockholders of US Airways Group. US Airways Group has scheduled a special meeting of its stockholders for October 12, 2000 to vote on the merger agreement with UAL Corporation. At this time, we cannot predict the outcome of the regulatory and other approvals necessary for the consummation of the merger, nor can we predict what effect, if any, the merger might have on us, our operations, or our relationships with our major vendors. On August 24, 2000, American Airlines gave us notice of its intent to terminate our joint marketing relationship agreement, effective as of August 23, 2001.

         If the merger between our parent and a subsidiary of UAL
Corporation is consummated, the combined company may be required to divest some of its routes and slots for competitive reasons. To address the potential competitive issues, US Airways Group and UAL Corporation have entered into a Memorandum of Understanding with Robert Johnson, under which Mr.
Johnson would buy certain assets from us and create a new airline to be called "DC Air" to operate out of Reagan National Airport. We would retain the routes formerly operated by US Airways Shuttle and the assets necessary to fly to our hubs at Pittsburgh, Charlotte and Philadelphia. Mr. Johnson is the founder, chairman and chief executive officer of BET Holdings II, Inc. and is a member of the Board of Directors of both us and our parent.

         US Airways is a Delaware corporation, with its executive office located at 2345 Crystal Drive, Arlington, Virginia 22227. Our telephone number is (703) 872-7000.


                     RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratios of earnings to fixed charges for US Airways and its subsidiary for the periods indicated:


                                                SIX MONTHS
                                                   ENDED
                                                  JUNE 30,                    YEAR ENDED DECEMBER 31,
                                              2000       1999      1999      1998      1997      1996      1995
                                              ----       ----      ----      ----      ----      ----      ----
US Airways.................................     *        3.7       1.9       2.7       2.2       1.3       1.1

---------------
* For the six months ended June 30, 2000, US Airways' earnings were not sufficient to cover its fixed charges. Additional earnings of $36 million would have been required to achieve a ratio of earnings to fixed charges of 1.0.


         For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pretax income, fixed charges, capitalized interest and amortization of previously capitalized interest. Fixed charges consist of interest expense, amortization of debt issue expense and the portion of rental expense representative of interest expense.


                              USE OF PROCEEDS

         Except as set forth in the applicable prospectus supplement, each pass through trustee will use the proceeds from the sale of certificates issued by its pass through trust to purchase one or more secured promissory notes.

         If an owner trustee issues the secured promissory notes, the owner trustee will use the proceeds of the sale of the secured promissory notes to finance a portion of the purchase price of an aircraft or to refinance indebtedness or equity interests previously issued in respect of an aircraft. When the owner trustee purchases an aircraft, it will lease the aircraft to us.

         If we issue the secured promissory notes, we will use the proceeds from the sale of the secured promissory notes to finance the purchase of an aircraft which we will own or to refinance indebtedness or equity interests previously issued in respect of an aircraft.

         If a pass through trustee does not use all of the proceeds of any offering of certificates to purchase secured promissory notes on the date those certificates are issued, the proceeds of the offering not used to purchase secured promissory notes will be held for the benefit of the certificateholders under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not use a portion of the proceeds to purchase secured promissory notes by the time specified in the applicable prospectus supplement, it will return the unused portion of the proceeds to the certificateholders.

         In addition, we may offer certificates subject to delayed aircraft financing arrangements. For example, we may cause the proceeds from the sale of certificates to be invested with a depositary or cause the proceeds to be held in an escrow arrangement until they are used to purchase secured promissory notes. In these circumstances, we will describe in the applicable prospectus supplement how the proceeds of the certificates will be held or applied during any delayed aircraft financing period, including any depositary or escrow arrangement.


                      DESCRIPTION OF THE CERTIFICATES

         The following description is a summary of the terms of the certificates that we expect will be common to all series of certificates. We will describe the financial terms and other specific terms of any series of certificates in a prospectus supplement. Since the terms of a specific series of certificates may differ from the general information provided below, you should rely on the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different from the information below. To the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary, the provision of the prospectus supplement will control.

         Because the following description is a summary, it does not describe every aspect of the certificates, and it is subject to and qualified in its entirety by reference to all the provisions of the pass through trust agreement and the applicable supplements to the pass through trust agreement. For convenience, we will refer to the pass through trust agreement among the pass through trustee and us as the "Basic Agreement," and to the Basic Agreement as supplemented by the applicable supplements as the pass through trust agreement. The form of Basic Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The supplement to the Basic Agreement relating to each series of certificates and the forms of the other agreements described in this prospectus and the applicable prospectus supplement will be filed as exhibits to a post-effective amendment to the registration statement of which this prospectus is a part, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, filed by us with the SEC.


GENERAL

         Except as amended by a supplement to the Basic Agreement, the terms of the Basic Agreement generally will apply to all of the pass through trusts that we form to issue certificates by this prospectus. We will create a separate pass through trust for each series of certificates by entering into a separate supplement to the Basic Agreement. Each supplement to the Basic Agreement will contain the additional terms governing the specific pass through trust to which it relates and, to the extent inconsistent with the Basic Agreement, will supersede the Basic Agreement.

         Certificates will be issued pursuant to the pass through trust agreement. Unless otherwise stated in the applicable prospectus supplement, each pass through certificate will be issued in minimum denominations of $1,000 or a multiple of $1,000.

         Each certificate will represent a fractional undivided interest in the property of the pass through trust that issued the pass through certificate. Except as otherwise provided in a supplement to the Basic Agreement, all payments and distributions made on or with respect to a pass through certificate will be made only from the property owned by the pass through trust that issued the pass through certificate. The certificates will not represent an interest in or obligation of US Airways, the pass through trustee, any of the owner trustees or loan trustees, in their individual capacities, or any owner participant. Except as otherwise provided in a supplement to the Basic Agreement, each holder of a pass through certificate will be deemed to agree to look solely to the income and proceeds from the property of the pass through trust as provided in the pass through trust agreement.

         The property of each pass through trust for which a series of certificates will be issued will include:

         o     the secured promissory notes held in the pass through trust;

         o all monies at any time paid on or with respect to secured promissory notes held by the pass through trust;

         o all monies due and to become due under the secured promissory notes held by the pass through trust;

         o if so specified in the relevant prospectus supplement, rights under any escrow arrangement to withdraw the proceeds from escrow either to purchase secured promissory notes or to return unused proceeds to the holders of that series of certificates;

         o funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust; and

         o if so specified in the relevant prospectus supplement, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility, insurance policy, interest rate swap or other hedging instrument, or other form of credit enhancement.

         As described in more detail below, the rights of a pass through trust to receive monies due or to become due under secured promissory notes held by that pass through trust may be subject to the effect of any cross-subordination provisions contained in an intercreditor agreement described in the prospectus supplement for a series of certificates.

         An intercreditor agreement refers to an agreement among the pass through trusts and, if applicable, a liquidity provider under a liquidity facility, the issuer of a insurance policy, the provider of an interest rate swap or other hedging instrument, and the issuer of any other instrument providing credit enhancement, as creditors of the issuers of the secured promissory notes owned by the pass through trusts. An intercreditor agreement will set forth the terms and conditions upon which payments made on or in respect of the secured promissory notes and payments made under any liquidity facility, insurance policy, interest rate swap or other hedging instrument, or other instrument of credit enhancement will be received, shared and distributed among the several pass through trusts, the liquidity provider, the issuer of the insurance policy, the entity that provides the interest rate swap or other hedging instrument, and the issuer of any other instrument of credit enhancement. In addition, the intercreditor agreement will set forth agreements among the pass through trusts, the liquidity provider, the issuer of the insurance policy, the provider of the interest rate swap or other hedging instrument, and the issuer of any other instrument of credit enhancement relating to the exercise of remedies under the secured promissory notes and the indentures.

         Cross-subordination refers to a concept where payments on a junior class of secured promissory notes issued under one indenture are distributed to a pass through trust that holds a senior class of promissory notes issued under a different indenture. The effect of this distribution mechanism is that holders of a junior class of promissory notes issued under one indenture may not actually receive payments made on or with respect to that junior class of promissory notes until the holders of senior classes of promissory notes issued under other indentures have received all scheduled payments on their notes. However, the subordination provisions may permit payments to junior certificateholders after a default on the secured promissory notes even if the more senior certificateholders have not been repaid in full.

         Secured promissory notes owned by a pass through trust may be leased aircraft notes, owned aircraft notes or a combination of leased aircraft notes and owned aircraft notes.

         Leased aircraft notes will be issued in connection with the leveraged lease of an aircraft to us. Except as set forth in the applicable prospectus supplement, each leased aircraft will be leased to us under a lease between us, as lessee, and an owner trustee, as lessor. Each owner trustee will issue leased aircraft notes on a non-recourse basis under a separate leased aircraft indenture between it and the applicable loan trustee. The owner trustee will use the proceeds of the sale of the leased aircraft notes to finance or refinance a portion of the purchase price paid or to be paid by the owner trustee for the applicable leased aircraft. The owner trustee will obtain the remainder of the funding for the leased aircraft from an equity contribution from the owner participant that is the beneficiary of the owner trust and, to the extent set forth in the applicable prospectus supplement, additional debt secured by the applicable leased aircraft or other sources. A leased aircraft also may be subject to other financing arrangements. Generally, neither the owner trustee nor the owner participant will be personally liable for any principal or interest payable under any leased aircraft indenture or any leased aircraft notes. In some cases, an owner participant may be required to make payments to an owner trustee that are to be used by the owner trustee to pay principal of, and interest on, the secured promissory notes. If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the secured promissory notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment. We will make payments or advances under a lease and the related documents sufficient to pay when due all scheduled principal and interest payments on the leased aircraft notes issued to finance the aircraft subject to that lease.

         We will issue owned aircraft notes under separate owned aircraft indentures. We will issue owned aircraft notes in connection with the financing or refinancing of an aircraft that we own. Owned aircraft notes will be obligations that have recourse to us and the related aircraft. Any owned aircraft may secure additional debt or be subject to other financing arrangements.

         An indenture may provide for the issuance of multiple series of secured promissory notes. If an indenture provides for multiple series of secured promissory notes, it may also provide for differing priority of payments among the different series. We will refer to all secured promissory notes issued under an indenture that are entitled to the same priority of payment as a "class." Secured promissory notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold secured promissory notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only secured promissory notes of a single class may be held in the same pass through trust.

         Except as set forth in the prospectus supplement for any series of certificates, interest payments on the secured promissory notes held by a pass through trust will be passed through to the registered holders of certificates of that pass through trust at the annual rate shown on the cover page of the prospectus supplement for the certificates issued by that pass through trust. The certificateholders' right to receive payments made in respect of the secured promissory notes is subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of certificates.

         We refer you to the prospectus supplement that accompanies this prospectus for a description of the specific series of certificates being offered by this prospectus and the applicable prospectus supplement, including:

         o the specific designation, title and amount of the certificates;

         o the initial public offering price, amounts and interest rate (fixed or floating) payable on and distribution dates for the certificates;

         o the currency or currencies (including currency units) in which the certificates may be denominated;

         o the specific form of the certificates, including whether or not the certificates are to be issued in accordance with a book-entry system;

         o a description of the secured promissory notes to be purchased by the pass through trust issuing that series of certificates, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which the secured promissory notes may or must be redeemed or defeased in whole or in part, by us or an owner trustee, (b) whether the secured promissory notes will bear interest at a fixed or floating rate, (c) the payment priority of the secured promissory notes in relation to any other secured promissory notes issued with respect to the related aircraft, (d) whether the secured promissory notes are sold at a discount below the stated principal amount, and (e) any intercreditor or other rights or limitations between or among the holders of secured promissory notes of different priorities issued with respect to the same aircraft;

         o a description of the aircraft to be financed with the proceeds of the issuance of the secured promissory notes;

         o a description of the note purchase agreement setting forth the terms and conditions upon which that pass through trust will purchase secured promissory notes;

         o a description of the indentures under which the secured promissory notes to be purchased by that pass through trust will be issued;

         o a description of the events of default, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies under the indentures pursuant to which the secured promissory notes to be purchased by that pass through trust will be issued;

         o if the certificates or secured promissory notes bear floating rate interest, a description of any interest rate swap or other hedging instrument that may be extended into;

         o if the certificates relate to leased aircraft, a description of the leases to be entered into by the owner trustees and us, including (a) the names of the owner trustees that will own the leased aircraft and lease the leased aircraft to us and (b) a description of the events of default under the leases and the remedies exercisable upon an event of default;

         o if the certificates relate to leased aircraft, a description of the provisions of the leased aircraft indentures governing (a) the rights of the related owner trustee and/or owner participant to cure our failure to pay rent under the leases and (b) any limitations on the exercise of remedies with respect to the leased aircraft notes;

         o if the certificates relate to leased aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the owner participant, the owner trustee, the pass through trustees, the loan trustee and we agree to enter into a leveraged lease transaction;

         o if the certificates relate to an owned aircraft, a description of the participation agreements that will set forth the terms and conditions upon which the applicable pass through trustees, the loan trustee and we agree to enter into a financing transaction for the owned aircraft;

         o a description of the limitations, if any, on amendments to leases, indentures, pass through trust agreements, participation agreements and other material agreements entered into in connection with the issuance of secured promissory notes;

         o a description of any cross-default provisions in the indentures;

         o a description of any agreement among the holders of secured promissory notes, any liquidity providers, any issuer of a insurance policy, any entity that provides an interest rate swap or other hedging instrument and any other person issuing an instrument of credit enhancement covering the receipt and distribution of monies with respect to the secured promissory notes and the enforcement of remedies under the indentures, including a description of any applicable intercreditor and cross-subordination arrangements;

         o a description of any cross-collateralization provisions in the indentures;

         o a description of any liquidity facility, insurance policy, interest rate swap or other hedging instrument, or other credit enhancement relating to the certificates;

         o if the certificates relate to aircraft that have not yet been delivered or financed, a description of any deposit or escrow agreement or other arrangement providing for the deposit and investment of funds pending the purchase of secured promissory notes and the financing of an owned aircraft or leased aircraft;

         o the names of the underwriters, dealers or agents, if any, through or to which we will sell the certificates, the compensation, if any, of underwriters, dealers or agents and the net proceeds from the offering of the certificates;

         o the material United States federal income tax considerations applicable to the certificates; and

         o     any other special terms pertaining to the certificates.

         The concept of cross-default mentioned above refers to a situation where a default under one indenture or lease automatically triggers a default under other indentures or leases. We currently do not expect any indentures or leases to contain cross-default provisions. The concept of cross-collateralization mentioned above refers to the situation where an aircraft mortgaged to secure obligations incurred under one indenture also serves as collateral for obligations under one or more other indentures. If the indentures that are cross-collateralized relate to aircraft that we lease, the lease assigned to a loan trustee to secure obligations under one indenture may also serve as collateral under one or more other indentures. We currently do not expect any indentures to be cross-collateralized.

         If any certificates are denominated in one or more foreign currencies or currency units, the restrictions, certain United States federal income tax considerations, specific terms and other information with respect to the certificates and the foreign currency or currency units will be set forth in the applicable prospectus supplement.


PAYMENTS AND DISTRIBUTIONS

         We will make rental and other payments and advances for a leased aircraft under the lease and other documents relating to that leased aircraft. In order to secure its obligations to pay the principal of, and interest on, the leased aircraft notes issued to finance or refinance a portion of the purchase price of a leased aircraft, the applicable owner trustee will assign the scheduled rental payments under the lease and may assign certain other payments or advances under other related documents to the applicable loan trustee. As is customary in the leveraged leasing industry, indemnities, insurance and similar payments due under a lease and other documents may be excluded from any assignment. Pursuant to the terms of the applicable indenture, the loan trustee will, on behalf of the applicable owner trustee, apply the proceeds of the payments and advances assigned to the loan trustee to make the corresponding scheduled payments of principal of, and interest on, the leased aircraft notes issued under that indenture. The loan trustee will distribute payments of principal of, and interest on, the leased aircraft notes to the pass through trustee for each pass through trust that holds those leased aircraft notes. After the loan trustee has made all scheduled payments of principal of, and interest on, the leased aircraft notes issued under the applicable indenture, the loan trustee will, except under certain circumstances, pay the remaining balance, if any, to the owner trustee for the benefit of the owner participant. Distribution of payments by a loan trustee to a pass through trustee may be affected by the terms of an intercreditor agreement.

         We will make scheduled payments of principal of, and interest on, the unpaid amount of the owned aircraft notes to the loan trustee under the indenture pursuant to which those owned aircraft notes were issued. The loan trustee will distribute payments of principal of, and interest on, the owned aircraft notes to the pass through trustee for each pass through trust that holds those owned aircraft notes.

         Each certificateholder will be entitled to receive a pro rata share of any distribution in respect of payments of principal of, and interest on, the secured promissory notes held in the pass through trust that issued its certificate. A pass through trustee's right to receive payments distributed by a loan trustee may be affected by the terms of an intercreditor agreement. The terms of any intercreditor agreement and any cross-subordination will be in the prospectus supplement relating to a series of certificates.

         Each pass through trust will receive scheduled payments of principal of, and interest on, the secured promissory notes held by it and will, in turn, distribute those scheduled payments to its certificateholders on the regular distribution dates and in the currencies specified in the prospectus supplement relating to its certificates. However, a pass through trust may not be able to distribute scheduled payments of principal and interest to its certificateholders as scheduled in the prospectus supplement if the secured promissory notes held by the pass through trust are in default or if payments are diverted to other pass through trusts in accordance with an intercreditor agreement. In addition to distributions of scheduled payments of principal and interest on regular distribution dates, if the applicable series of certificates is entitled to the benefits of a liquidity facility, insurance policy, interest rate swap on other hedging instrument, or other form of credit enhancement, the pass through trustee will also distribute on a regular distribution date payments received as a result of a drawing or other payments made under a liquidity facility, insurance policy, interest rate swap or other hedging instrument, or other form of credit enhancement. The prospectus supplement relating to the certificates will describe the terms of any liquidity facility, insurance policy, interest rate swap or other hedging instrument, or other form of credit enhancement.

         A pass through trustee may from time to time receive payments of principal of, and interest on, secured promissory notes on dates other than scheduled payment dates. These special payments may occur if the secured promissory notes owned by the pass through trust are sold or redeemed early, or if a scheduled payment is paid more than five days late. Each pass through trustee will distribute special payments to its certificateholders on dates determined as described in the applicable prospectus supplement. In the event a special payment is received by a pass through trustee, the pass through trustee will mail a notice to its certificateholders of record stating the anticipated distribution date for the payment. Scheduled payments that are not more than five days late will be treated as regular payments and paid to certificateholders of record on the regular distribution dates.

         If any regular distribution date or special distribution date is not a business day, distributions scheduled to be made on that date may be made on the next succeeding business day without additional interest.


POOL FACTORS

         Unless otherwise described in the applicable prospectus supplement, the "pool balance" for each pass through trust or for the certificates issued by any pass through trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that pass through trust that has not been distributed to certificateholders. The pool balance for each pass through trust as of any distribution date will be computed after giving effect to any distribution to certificateholders to be made on that date.

         Unless otherwise described in the applicable prospectus supplement, the "pool factor" for a pass through trust as of any distribution date for that trust is the quotient (rounded to the seventh decimal place) computed by dividing (a) the pool balance by (b) the aggregate original face amount of the certificates issued by that pass through trust. The pool factor for a pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the secured promissory notes or other property of that pass through trust and distribution to certificateholders of the payment of principal to be made on that date. The pool factor for a pass through trust initially will be 1.0000000. The pool factor for a pass through trust will decline as described in this prospectus and the related prospectus supplement to reflect reductions in the pool balance of that pass through trust. As of any distribution date for a pass through trust, each certificateholder will have a pro rata share of the pool balance of that pass through trust equal to the product obtained by multiplying the original denomination of the holder's pass through certificate by the pool factor for the pass through trust that issued that pass through certificate.

         Each pass through trust will have a separate pool factor. We expect the pool factor for each pass through trust to decline in proportion to the scheduled repayments of principal on the secured promissory notes held by that pass through trust. However, the pool factor for a pass through trust will not decline in proportion to scheduled repayments of principal if there is an early redemption or purchase of secured promissory notes held by a pass through trust or if a default occurs in the repayment of secured promissory notes held by a pass through trust. In the event of a redemption, purchase or default, the pool factor and the pool balance of each pass through trust affected by the redemption, purchase or default will be recomputed.


REPORTS TO CERTIFICATEHOLDERS

         The pass through trustee will include with each distribution to certificateholders a statement setting forth the following information:

         o the amount of the distribution allocable to principal and the amount allocable to premium, if any;

         o     the amount of the distribution allocable to interest;

         o the pool balance and the pool factor for the pass through trust after giving effect to the distribution; and

         o any additional or different information as may be described in the applicable prospectus supplement.

         As long as the certificates are registered in the name of DTC or its nominee, on the record date prior to each distribution to certificateholders, the pass through trustee will request from DTC a securities position listing containing the names of all DTC participants reflected on DTC's books as holding interests in the certificates on that record date. On each distribution date, the applicable pass through trustee will mail to each DTC participant holding certificates the statement described above and will make available additional copies as requested by the DTC participants for forwarding to certificateholders.

         After the end of each calendar year, each pass through trustee will prepare for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year a report containing the sum of the amount of distributions allocable to principal, premium and interest with respect to that pass through trust for the preceding calendar year or, in the event the person was a holder of a pass through certificate during only a portion of the preceding calendar year, for the applicable portion of the preceding calendar year. In addition, each pass through trustee will prepare for each person that was a holder of one or more of its pass through certificates at any time during the preceding calendar year any other items that are readily available to the pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of preparing its federal income tax returns. The reports and other items described in this section will be prepared on the basis of information supplied to the pass through trustee by DTC participants and will be delivered by the pass through trustee to DTC participants to be available for forwarding by DTC participants to certificateholders in the manner described above.

         If the certificates are issued in the form of physical certificates, the pass through trustee of that pass through trust will prepare and deliver the information described above to each record holder of a pass through certificate issued by that pass through trust as the name and period of ownership of the holder appears on the records of the registrar of the certificates.


VOTING OF SECURED PROMISSORY NOTES

         A pass through trustee has the right to vote and give consents and waivers with respect to the secured promissory notes held by that pass through trust. However, the pass through trustee's right to vote and give consents or waivers may be restricted or may be exercisable by another person in accordance with the terms of an intercreditor agreement, as described in the applicable prospectus supplement. The pass through trust agreement will set forth:

         o the circumstances in which a pass through trustee may direct any action or cast any vote with respect to the secured promissory notes held in its pass through trust at its own discretion;

         o the circumstances in which a pass through trustee will seek instructions from its certificateholders; and

         o if applicable, the percentage of certificateholders required to direct the pass through trustee to take action.

         If the holders of certificates are entitled to the benefits of a liquidity facility, and the liquidity facility is used to make any payments to certificateholders, the provider of the liquidity facility may be entitled to exercise rights to vote or give consents and waivers with respect to the secured promissory notes held by the pass through trust that issued the certificates, as described in the applicable prospectus supplement. If the holders of certificates are entitled to the benefits of a insurance policy or other form of credit enhancement, the issuer of such policy or other form of credit enhancement may be entitled to exercise rights to vote or give consents and waivers with respect to the secured promissory notes held by the pass through trust that issued the certificates, as described in the applicable prospectus supplement. If the holders of certificates are entitled to the benefits of an interest rate swap or other hedging instrument, the counterparty to such swap or other hedging instrument may be entitled to exercise rights to vote or give consents and waivers with respect to the secured promissory notes held by the pass through trust that issued the certificates, as described in the applicable prospectus supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

         The prospectus supplement will describe the events of default that can occur under the pass through trust agreement and under the indentures relating to the secured promissory notes held by the related pass through trust.

         Defaults under a leased aircraft indenture will include events of default under the lease that is assigned as security under that leased aircraft indenture. The owner trustee and the owner participant may have rights to cure the defaults under a leased aircraft indenture that result from a default under the lease. The applicable prospectus supplement will describe these cure rights. Unless otherwise provided in a prospectus supplement, with respect to any certificates entitled to the benefits of a liquidity facility, insurance policy, interest rate swap or other hedging instrument, or other instrument of credit enhancement, a drawing or other payment made under that liquidity facility, insurance policy, interest rate swap or other hedging instrument, or other instrument of credit enhancement for the purpose of making a payment of interest as a result of our failure to have made a corresponding payment under the lease will not cure a default related to our failure to make the payment.

         Unless otherwise provided in a prospectus supplement, all of the secured promissory notes issued under the same indenture will relate to a specific aircraft and there will be no cross-collateralization or cross-default provisions in the indentures. This means that events resulting in a default under a particular indenture will not necessarily result in a default under any other indenture. If a default occurs in fewer than all of the indentures, payments of principal of, and interest on, the secured promissory notes issued under indentures with respect to which a default has not occurred will continue to be made as originally scheduled.

         The pass through trustees, as holders of the secured promissory notes, may enter into an intercreditor agreement that may have the practical effect of subordinating a junior class of secured promissory notes issued under one indenture to senior classes of secured promissory notes under other indentures. This concept, referred to as cross-subordination, is described above under "Description of the Certificates--General" and, if applicable, will be described in the applicable prospectus supplement.

         If the secured promissory notes outstanding under an indenture are held by more than one pass through trust, then the ability of the holders of certificates issued by any one pass through trust to cause the loan trustee to take actions under an indenture may be limited. In particular, a pass through trustee's ability to direct a loan trustee to take action under an indenture will depend, in part, on the proportion of (a) the aggregate principal amount of the secured promissory notes outstanding under the indenture that are held in that pass through trust to (b) the aggregate principal amount of all secured promissory notes outstanding under the indenture. This means that a pass through trustee may not have the ability to direct a loan trustee to accelerate secured promissory notes or exercise remedies under an indenture without the concurrence of the other pass through trustees. In addition, the ability of a pass through trustee to exercise remedies under an indenture may be limited by the terms of an intercreditor agreement.

         If the secured promissory notes outstanding under an indenture are held by more than one pass through trust, then each pass through trust will hold secured promissory notes with different terms than the secured promissory notes held in the other pass through trusts. In these circumstances, the holders of certificates issued by different pass through trusts may have divergent or conflicting interests. As long as the same institution acts as the pass through trustee of each pass through trust, in the absence of instructions from the holders of certificates issued by each pass through trust, the pass through trustee could for the same reason be faced with a potential conflict of interest upon a default under an indenture. If the pass through trustee is faced with a conflict of interest because that pass through trustee acts as pass through trustee for multiple trusts, the pass through trustee faced with the conflict will resign as trustee of one or all the pass through trusts, and one or more successor pass through trustees will be appointed in accordance with the terms of each pass through trust agreement.

         The prospectus supplement for a series of certificates will describe whether and under what circumstances a pass through trustee may or will sell all or part of the secured promissory notes held in the pass through trust. A pass through trustee's right to sell secured promissory notes may be restricted or may be exercisable by another person, if the applicable series of certificates are subject to any intercreditor, subordination or similar arrangements. If the certificates of any series are subject to any intercreditor, subordination or similar arrangement, the proceeds from the sale of the related secured promissory notes will be distributed as contemplated by those arrangements. To the extent received by any pass through trustee, proceeds from the sale of secured promissory notes will be treated as special payments, deposited in a special payments accounts and distributed to the certificateholders of the pass through trust on a special distribution date.

         The market for secured promissory notes in default may be very limited, and neither we nor the pass through trustee can assure you that they could be sold for a reasonable price. In addition, as long as the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding which secured promissory notes to sell to available buyers. If the pass through trustee sells any secured promissory notes with respect to which a default under an indenture exists for less than their outstanding principal amount, the certificateholders of that pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any owner trustee, any owner participant or any pass through trustee. Neither a pass through trustee nor the holders of certificates will be able to take any action with respect to any secured promissory notes unless a default has occurred under the indenture relating to those secured promissory notes.

         Following a default under an indenture, all payments received by a pass through trustee or with respect to secured promissory notes issued under the indenture, other than scheduled payments received on or within five days of the date the scheduled payments are due, will be treated as special payments and deposited in a special payments account. All amounts deposited in the special payments account will be distributed to the certificateholders on a special distribution date. The rights of any pass through trustee to receive payments made on or with respect to any secured promissory note following a default under any indenture may be limited by intercreditor, subordination or similar arrangements.

         Any funds held in the special payments account for a pass through trust will, to the extent practicable, be invested and reinvested by the pass through trustee in permitted short-term investments pending the distribution of those funds on a special distribution date. Permitted investments will be specified in the related prospectus supplement.

         The Basic Agreement provides that the pass through trustee of each pass through trust will give to the certificateholders of that pass through trust notice of all uncured or unwaived defaults known to it with respect to that pass through trust. The Basic Agreement requires each pass through trustee to provide the notice of default within 90 days after the occurrence of the default. However, except in the case of default in the payment of principal, premium, if any, or interest on any of the secured promissory notes held in a pass through trust, the pass through trustee will be protected in withholding a notice of default if it in good faith determines that withholding the notice is in the interest of the certificateholders. The term "default" as used in this paragraph means only the occurrence of a default under an indenture with respect to secured promissory notes held in a pass through trust as described above, except that in determining whether any default under an indenture has occurred, any related grace period or notice will be disregarded.

         The Basic Agreement requires the pass through trustee to act with a specified standard of care while a default is continuing under an indenture. In addition, the Basic Agreement contains a provision entitling the pass through trustee to be offered reasonable security or indemnification by the certificateholders of the pass through trust before proceeding to exercise any right or power under the Basic Agreement at the request of those certificateholders.

         The prospectus supplement for a series of certificates will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default with respect to the related pass through trust. The prospectus supplement for a series of certificates also will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee or the loan trustee to waive, any past default, or rescind or annul any direction given under any indenture.


MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

         We will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other entity unless:

         o the surviving successor corporation or transferee is validly existing under the laws of the United States or any state of the United States or the District of Columbia;

         o the surviving successor corporation or transferee holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code;

         o the surviving successor corporation or transferee expressly assumes all of our obligations contained in the Basic Agreement and any supplement to the Basic Agreement, the note purchase agreement, any indentures, any participation agreements and, with respect to aircraft leased by us, the applicable leases; and

         o we have delivered a certificate and an opinion or opinions of counsel indicating that the transaction, in effect, complies with these conditions.


MODIFICATIONS OF THE BASIC AGREEMENT

         The Basic Agreement contains provisions permitting us and the pass through trustee of each pass through trust to enter into a supplement to the pass through trust agreement, without the consent of the holders of any of the certificates issued by a pass through trust in order to do the following, among others:

         o to provide for the formation of a pass through trust and the issuance of a series of certificates and to set forth the terms of the certificates;

         o to evidence the succession of another corporation or entity to us and the assumption by that corporation or entity of our obligations under the pass through trust agreement;

         o to add to our covenants for the benefit of holders of certificates, or to surrender any right or power in the pass through trust agreement conferred upon us;

         o to cure any ambiguity or correct or supplement any defective or inconsistent provision of the pass through trust agreement, so long as those changes will not materially adversely affect the interests of the holders of the certificates, or to cure any ambiguity or correct any mistake or, to give effect to or provide for replacement liquidity facilities, if applicable, to the certificates;

         o to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any certificates may be listed or of any regulatory body;

         o to modify, eliminate or add to the provisions of the pass through trust agreement to the extent necessary to continue the qualification of the pass through trust agreement under the Trust Indenture Act of 1939, and to add to the pass through trust agreement other provisions as may be expressly permitted by the Trust Indenture Act excluding, however, the provisions referred to in section 316(a)(2) of the Trust Indenture Act as in effect at the date of the Basic Agreement or any corresponding provision in any similar Federal statute enacted after that date;

         o to provide for a successor pass through trustee or to add to or change any provision of the pass through trust agreement as necessary to facilitate the administration of the pass through trusts created under the pass through trust agreement by more than one pass through trustee;

         o to provide certain information to the pass through trustee as required in the pass through trust agreement;

         o to add to or change the pass through trust agreement to facilitate the issuance of any certificates in bearer form or to facilitate or provide for the issuance of any certificates in global form in addition to or in place of certificates in certificated form;

         o to provide for the delivery of certificates or any supplement to the Basic Agreement in or by means of any computerized, electronic or other medium, including computer diskette; and

         o to make any other amendments or modifications to the Basic Agreement so long as those amendments or modifications apply only to certificates of a series issued after the date of the amendment or modification.

         No supplement to the pass through trust agreement may be made that will adversely affect the status of any pass through trust as a grantor trust for United States federal income tax purposes without the consent of the certificateholders.

         The Basic Agreement also contains provisions permitting us and the pass through trustee of each pass through trust, with the consent of a majority in interest of the certificateholders of the pass through trust and, with respect to any aircraft leased by us, with the consent of the applicable owner trustee, which cannot be unreasonably withheld, to execute a supplement to the pass through trust agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to that pass through trust, and the applicable pass through trust supplement, or modifying the rights of the certificateholders, except that no supplement may, without the consent of each affected certificateholder:

         o reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments on the secured promissory notes held in the pass through trust or distributions in respect of any pass through certificate issued by the pass through trust, or change the date or place of any payment in respect of any pass through certificate, or make distributions payable in currency other than that provided for in the certificates, or impair the right of any certificateholder to institute suit for the enforcement of any payment when due;

         o permit the disposition of any secured promissory note held in the pass through trust, except as provided in the pass through trust agreement, or otherwise deprive any certificateholder of the benefit of the ownership of the applicable secured promissory notes;

         o reduce the percentage of the aggregate fractional undivided interests of the pass through trust provided for in the applicable supplement to the Basic Agreement that is required in order to obtain the consent of the holders for that supplement or for any waiver provided for in the Basic Agreement or the supplement;

         o modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment except to increase any such percentage or to provide that certain other provisions of the Basic Agreement and any applicable supplement cannot be waived or modified without the consent of all applicable certificateholders; or

         o alter the priority of distributions described in any applicable intercreditor agreement, in a manner materially adverse to the interests of the certificateholders of the pass through trust.


MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

         The prospectus supplement will specify the pass through trustee's obligations in the event that a pass through trustee, as the holder of any secured promissory notes held in a pass through trust, receives a request for its consent to any amendment, modification or waiver under the indenture under which the secured promissory notes were issued, under the lease relating to the aircraft leased by us that was financed with the proceeds of the secured promissory notes, under any liquidity facility, insurance policy, interest rate swap or other hedging instrument, or other instrument of credit enhancement or under other documents relating to the secured promissory notes.


CROSS-SUBORDINATION ISSUES

         The secured promissory notes issued under an indenture may be held in more than one pass through trust, and one pass through trust may hold secured promissory notes issued under more than one indenture. Unless otherwise provided in a prospectus supplement, only secured promissory notes of the same class may be held in the same pass through trust. In this event, payments made on account of a junior class of certificates issued under a prospectus supplement may, under circumstances described in the prospectus supplement, be subordinated to the prior payment of all amounts owing to certificateholders of a pass through trust that holds a senior class of secured promissory notes issued under any indenture. The prospectus supplement related to an issuance of certificates will describe any cross-subordination provisions and any related terms, including the percentage of certificateholders under any pass through trust that is permitted to:

         o grant waivers of defaults under any indenture under which secured promissory notes held by that pass through trust were issued;

         o consent to the amendment or modification of any indenture under which secured promissory notes held by that pass through trust were issued; or

         o direct the exercise of remedial actions under any indenture under which secured promissory notes held by that pass through trust were issued.


TERMINATION OF THE PASS THROUGH TRUSTS

         The obligations of the parties to each pass through trust agreement will terminate upon the distribution to certificateholders of that pass through trust of all amounts required to be distributed to them under the pass through trust agreement. The pass through trustee will send to each certificateholder of record of the pass through trust notice of the termination of that pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for that pass through trust. The final distribution to any certificateholder will be made only upon surrender of the certificateholder's certificates at the office or agency of the pass through trustee, paying agent or transfer agent, as specified in the notice of termination.


DELAYED PURCHASE OF SECURED PROMISSORY NOTES

         If all of the proceeds from the sale of the certificates are not used on the date the certificates are issued to purchase the secured promissory notes contemplated to be held in the pass through trust that issued those certificates, the secured promissory notes may be purchased by the pass through trustee at any time on or prior to the date specified in the applicable prospectus supplement. In this event, the portion of the proceeds from the sale of the certificates that are not used to purchase secured promissory notes on the date the certificates are issued will be held under an arrangement described in the applicable prospectus supplement pending the purchase of the secured promissory notes. The arrangements with respect to the payment of interest on funds held pending purchase of secured promissory notes will also be described in the applicable prospectus supplement. If any proceeds are not subsequently used to purchase secured promissory notes by the final date for purchase of secured promissory notes specified in the applicable prospectus supplement, the proceeds will be returned to the holders of the certificates.


LIQUIDITY FACILITY, INSURANCE POLICY, SWAP OR HEDGING INSTRUMENT, AND OTHER CREDIT ENHANCEMENTS

         A prospectus supplement may provide that one or more payments of interest to be paid with respect to the certificates of one or more series will be supported by a liquidity facility issued by an institution identified in the related prospectus supplement. The provider of a liquidity facility for the holders of a series of certificates may have a claim on property of the pass through trust senior to the claims of the holders of the certificates of that series as described in the related prospectus supplement. The prospectus supplement will also specify the circumstances under which a liquidity provider will be entitled to direct the exercise of remedies under any indenture.

         A prospectus supplement may provide for an interest rate swap or other hedging instrument to be entered into with respect to any certificates or secured promissory notes that bear floating rate interest. The entity that provides an interest rate swap or other hedging instrument for the holders of a series of certificates may have a claim on property of the pass through trust senior to the claims of the holders of the certificates of that series as described in the related prospectus supplement. The prospectus supplement will also specify the circumstances under which an entity that provides an interest rate swap or other hedging instrument will be entitled to direct the exercise of remedies under any indenture and will describe the relevant U.S. federal income tax consequences, if any, to the certificateholders.

         A prospectus supplement may provide that one or more payments of interest to be paid with respect to the certificates of one or more series will be supported by a insurance policy issued by an institution identified in the related prospectus supplement. The provider of a insurance policy for the holders of a series of certificates may have a claim on property of the pass through trust senior to the claims of the holders of the certificates of that series as described in the related prospectus supplement. The prospectus supplement will also specify the circumstances under which an entity that provides a insurance policy will be entitled to direct the exercise of remedies under any indenture.

         The prospectus supplement will also describe any other credit enhancements, if any, that may apply to the certificates.


THE PASS THROUGH TRUSTEE

         Unless otherwise provided in the prospectus supplement for any series of certificates, the pass through trustee for each series of certificates will be State Street Bank and Trust Company of Connecticut, National Association. With certain exceptions as to itself in its individual capacity, the pass through trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the pass through trust supplements, the certificates, the secured promissory notes, the indentures, the leases or other related documents. The pass through trustee will not be liable with respect to any series of certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding certificates of that series issued under the Basic Agreement. Subject to those provisions, the pass through trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of certificates issued under the Basic Agreement unless they have offered to the pass through trustee indemnity satisfactory to it. The Basic Agreement provides that the pass through trustee in its individual or any other capacity may acquire and hold certificates issued under the Basic Agreement and may, in accordance with the Basic Agreement, otherwise deal with us and, with respect to the aircraft leased by us, any owner trustee with the same rights it would have if it were not the pass through trustee.

         The pass through trustee may resign with respect to any or all of the pass through trusts at any time, in which event we will be obligated to appoint a successor pass through trustee. If the pass through trustee ceases to be eligible to continue as pass through trustee with respect to a pass through trust or becomes incapable of acting as pass through trustee or becomes insolvent, we may remove that pass through trustee, or any certificateholder of the applicable pass through trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor pass through trustee. Any resignation or removal of the pass through trustee with respect to a pass through trust and appointment of a successor pass through trustee for the pass through trust does not become effective until acceptance of the appointment by the successor pass through trustee. Under these resignation and successor pass through trustee provisions, it is possible that a different pass through trustee could be appointed to act as the successor pass through trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee should be read to take into account the possibility that the pass through trusts could have different successor pass through trustees in the event of a resignation or removal.

         The Basic Agreement provides that we will pay the pass through trustee's fees and expenses and indemnify the pass through trustee against certain liabilities.


BOOK-ENTRY REGISTRATION

         General

         Unless otherwise specified in the applicable prospectus supplement, the certificates will be subject to the procedures and provisions described below.

         Upon issuance, each series of certificates will be represented by one or more fully registered global certificates. This means that one physical certificate or a number of physical certificates representing all of the certificates will be registered with the Depository Trust Company ("DTC"). Each global certificate will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Certificateholders will not be entitled to receive a physical certificate representing an interest in its certificates, except as set forth below under "--Physical Certificates". Unless and until physical certificates are issued under the limited circumstances described below, all references in this prospectus and any prospectus supplement to actions by certificateholders will refer to actions taken by DTC upon instructions from DTC participants, and all references to distributions, notices, reports and statements to certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the certificates, or to DTC participants for distribution to certificateholders in accordance with DTC procedures.

         DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to
Section 17A of the Securities Exchange Act of 1934.

         Under the New York Uniform Commercial Code, a "clearing corporation" is defined as:

         o a person that is registered as a "clearing agency" under the federal securities laws;

         o     a federal reserve bank; or

         o any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

         A "clearing agency" is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

         DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in the accounts of DTC participants. The ability to execute transactions through book-entry changes in accounts eliminates the need for transfer of physical certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of DTC participants and by the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers. Banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly have indirect access to the DTC system.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the certificates among DTC participants on whose behalf it acts with respect to the certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the certificates. DTC participants and indirect DTC participants with which certificateholders have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Certificateholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the certificates may do so only through DTC participants and indirect DTC participants. In addition, certificateholders will receive all distributions of principal, premium, if any, and interest from the pass through trustee through DTC participants or indirect DTC participants, as the case may be. Under a book-entry format, certificateholders may experience some delay in their receipt of payments because payments with respect to the certificates will be forwarded by the pass through trustee to Cede, as nominee for DTC. We expect DTC to forward payments in same-day funds to each DTC participant who is credited with ownership of the certificates in an amount proportionate to the principal amount of that DTC participant's holdings of beneficial interests in the certificates, as shown on the records of DTC or its nominee. We also expect that DTC participants will forward payments to indirect DTC participants or certificateholders, as the case may be, in accordance with standing instructions and customary industry practices. DTC participants will be responsible for forwarding distributions to certificateholders. Accordingly, although certificateholders will not possess physical certificates, DTC's rules provide a mechanism by which certificateholders will receive payments on the certificates and will be able to transfer their interests.

         Unless and until physical certificates are issued under the limited circumstances described below, the only physical certificateholder will be Cede, as nominee of DTC. Certificateholders will not be recognized by the pass through trustee as registered owners of certificates under the pass through trust agreement. Certificateholders will be permitted to exercise the rights under the pass through trust agreement only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a certificateholder under the pass through trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. Additionally, DTC has advised us that in the event any action requires approval by certificateholders of a certain percentage of the beneficial interests in a pass through trust, DTC will take such action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC participants, and DTC participants will convey notices and other communications to indirect DTC participants and to certificateholders in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC's rules applicable to itself and DTC participants are on file with the SEC.

         A certificateholder's ability to pledge the certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to such certificates may be limited due to the lack of a physical certificate to evidence ownership of the certificates and because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants.

         Neither we nor the pass through trustees will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect DTC participant of their respective obligations under the rules and procedures governing their obligations.

         The applicable prospectus supplement will specify any additional book-entry registration procedures applicable to certificates denominated in a currency other than United States dollars.

         The information contained in this prospectus concerning DTC and its book entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof.

         Same-Day Settlement and Payment

         As long as the certificates are registered in the name of DTC or its nominee, we will make all payments under any lease or any owned aircraft indenture in immediately available funds. The pass through trustees will pass through to DTC all payments received from us, including the final distribution of principal with respect to the certificates of any pass through trust in immediately available funds.

         Any certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the certificates to settle in immediately available funds. We cannot give any assurance as to the effect, if any, of settlement in same-day funds on trading activity in the certificates.

         Physical Certificates

         Physical certificates will be issued in paper form to certificateholders or their nominees, rather than to DTC or its nominee, only if:

         o we advise a pass through trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and we or the pass through trustee is unable to locate a qualified successor;

         o     we elect to terminate the book-entry system through DTC; or

         o after the occurrence of certain events of default or other events specified in the related prospectus supplement, certificateholders owning at least a majority in interest in a pass through trust advise the applicable pass through trustee, us and DTC through DTC participants that the continuation of a book-entry system through DTC participants is no longer in the certificateholders' best interest.

         If physical certificates are to be issued by a pass through trust, the applicable pass through trustee will notify all certificateholders through DTC of the availability of physical certificates. Upon surrender by DTC of certificates representing the global physical certificates and receipt of instructions for re-registration, the pass through trustee will reissue the certificates as physical certificates to certificateholders.

         After physical certificates are issued, the pass through trustee or a paying agent will make distributions of principal, premium, if any, and interest with respect to certificates directly to holders in whose names the physical certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a certificate, the pass through trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by the pass through trustee. The pass through trustee or a paying agent will make the final payment with respect to any pass through certificate only upon presentation and surrender of the applicable pass through certificate at the office or agency specified in the notice of final distribution to certificateholders.

         Physical certificates will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the pass through trust agreement. Neither the pass through trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the pass through trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge.


                DESCRIPTION OF THE SECURED PROMISSORY NOTES

         The statements made under this caption are summaries of terms that we expect will be common to all secured promissory notes. Where no distinction is made between the leased aircraft notes and the owned aircraft notes or between their respective indentures, the statements refer to all secured promissory notes and all indentures. Most of the financial and other specific terms of any series of secured promissory notes will be described in a prospectus supplement to be attached to this prospectus. Since the terms of the secured promissory notes may differ from the general information provided below, you should rely on the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different from the information below.

         The following information is a summary and does not describe every aspect of the secured promissory notes. The summary is subject to all the provisions of the applicable secured promissory notes, indentures, leases, note purchase agreements, pass through trust agreements, participation agreements, intercreditor and subordination agreements, liquidity facilities and other agreements and arrangements relating to any series of secured promissory notes.

         Additional provisions with respect to the secured promissory notes and the associated aircraft financing transactions will be described in the applicable prospectus supplement. To the extent that any provision in any prospectus supplement is inconsistent with any provisions in this summary, the provision of the prospectus supplement will control.


GENERAL

         The secured promissory notes will be issued under indentures. Promissory notes secured by an aircraft that is leased to us will be non-recourse and will be issued under an indenture between an owner trustee and a loan trustee. Promissory notes secured by an aircraft that we own will be our full recourse obligations and will be issued under an indenture between a loan trustee and us.

         The leased aircraft notes will be non-recourse obligations of the applicable owner trustee. All of the leased aircraft notes issued under the same indenture will relate to and will be secured by one or more specific aircraft leased to us. Unless otherwise specified in the applicable prospectus supplement, leased aircraft notes will not be secured by any other aircraft.

         We will be the issuer of owned aircraft notes. The owned aircraft notes will be our direct recourse obligations. All of the owned aircraft notes issued under the same indenture will relate to, and will be secured by, one or more specific aircraft that we own. Unless otherwise specified in the applicable prospectus supplement, the owned aircraft notes will not be secured by any other aircraft.

         If specified in a prospectus supplement, we will have the right
(a) to arrange a sale and leaseback of one or more aircraft that we own referred to in the prospectus supplement and the assumption, on a non-recourse basis, of the related owned aircraft notes by an owner trustee or (b) to substitute other aircraft, cash or U.S. government securities or a combination thereof in place of the aircraft that we own securing the related owned aircraft notes. The terms and conditions of any sale and leaseback or aircraft substitution will be described in the applicable prospectus supplement. In addition, if specified in a prospectus supplement, we may also structure a financing for an aircraft, using a structure other than a U.S. leveraged lease or mortgage, such as a "cross-border" lease, a synthetic lease or other special structure, or as a combination of a lease or mortgage and a synthetic lease, cross-border lease or other special structure.

          If specified in a prospectus supplement, one of our affiliates may act as an owner participant in a leveraged lease transaction. If one of our affiliates acts as owner participant, it may transfer its interest in the owner trust to a third party at any time during the term of the lease. In connection with that transfer, the lease and other documents may be amended and the secured promissory notes issued under the applicable indenture may be amended or refinanced.


PRINCIPAL AND INTEREST PAYMENTS

         The secured promissory notes will bear interest at the rates (which may be fixed or floating) set forth in the applicable indenture or may be issued at a discount. We expect that the rates set forth in the applicable indenture for each series of secured promissory notes will be the same rate as the annual rate for the certificates issued by the pass through trust that purchases that series of secured promissory notes. Interest on the secured promissory notes will be payable by the issuer of those secured promissory notes on each day that is a regular distribution date for the certificates issued by the pass through trust that purchases those secured promissory notes.

         The issuer of any series of secured promissory notes will repay principal in accordance with the schedule set forth in the applicable prospectus supplement. The principal amortization schedule for each individual aircraft financing will vary to reflect the economic terms of the individual financing.

         If any date scheduled for any payment of principal, premium, if any, or interest with respect to a secured promissory note is not a business day, the payment will be made on the next succeeding business day without any additional interest, unless otherwise provided in the applicable prospectus supplement.


REDEMPTION

         The applicable prospectus supplement will describe the circumstances under which the secured promissory notes may be redeemed or purchased prior to their stated maturity date, in whole or in part. In addition, the prospectus supplement will describe the premium, if any, applicable upon redemptions or purchases and other terms applying to the redemptions or purchases of the secured promissory notes.


SECURITY

         The leased aircraft notes will be secured by:

         o an assignment by the related owner trustee to the related loan trustee of that owner trustee's rights, except for certain rights described below, under the lease or leases or other agreements with respect to the related aircraft leased by us, including the right to receive scheduled payments of rent under the applicable lease; and

         o a mortgage granted to the related loan trustee in the aircraft financed by the issue of those leased aircraft notes, subject to our rights under the lease or leases relating to that aircraft and other property rights, if any, described in the applicable prospectus supplement.

         With respect to the leased aircraft, the assignment by the related owner trustee to the related loan trustee of its rights under the related lease will exclude, among other things:

         o rights of the owner trustee and the related owner participant to indemnification by us for certain matters;

         o insurance proceeds payable to the owner trustee in its individual capacity and to the owner participant under liability insurance that we maintain pursuant to the lease or that the owner trustee or the owner participant maintains;

         o insurance proceeds payable to the owner trustee or to the owner participant under certain casualty insurance maintained by the owner trustee or the owner participant as permitted by the lease; and

         o any rights of the owner participant or the owner trustee to enforce payment of the foregoing amounts and their respective rights to the proceeds of the foregoing indemnification and insurance.

         In addition, the assignment will be limited to provide that, unless and until a default occurs and is continuing under an indenture with respect to a leased aircraft, the related loan trustee may exercise only limited rights of the related owner trustee under the related lease.

         All of the leases will be net leases. Under a net lease, we are obligated, among other things and at our expense, to cause each aircraft leased by us to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul, or cause to be maintained, serviced, repaired and overhauled, the aircraft.

         Unless otherwise specified in the applicable prospectus supplement, the secured promissory notes will not be cross-collateralized and consequently the secured promissory notes issued in respect of any one aircraft will not be secured by any other aircraft or, in the case of leased aircraft notes, the lease related to any other aircraft.

         The owned aircraft notes will be secured by a mortgage granted to the related loan trustee of all of our right, title and interest in and to the applicable aircraft that we own. Under the terms of each owned aircraft indenture, we will be obligated, among other things and at our expense, to cause each owned aircraft to be duly registered, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul, or cause to be maintained, serviced, repaired or overhaul, the aircraft.

         The prospectus supplement will describe the required insurance coverage with respect to the aircraft financed with the proceeds from the pass through certificates issued.

         Except in certain circumstances, we will keep each aircraft registered under the Transportation Code. In addition, we will record the indentures, the leases and other documents necessary for a valid conveyance of an interest in the aircraft under the Transportation Code. Each indenture will be effective to create a valid security interest in the aircraft that is subject to that indenture. When that indenture and other appropriate documents are filed with the FAA in accordance with the Transportation Code and Uniform Commercial Code financing statements are filed in all appropriate jurisdictions, the loan trustee will have a perfected security interest in the related aircraft whenever it is located in the United States or any of its territories and possessions.

         The Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that this security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. We will have the right, subject to certain conditions, at our own expense to register each aircraft in countries other than the United States. Each aircraft may also be operated by us or under lease, sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related loan trustee's security interest would be recognized in an aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of a default under an indenture, the ability of the related loan trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if such aircraft is registered or located outside of the United States.

         The loan trustee will invest and reinvest funds, if any, held by it from time to time under an indenture. The loan trustee will, at our direction, invest and reinvest funds, in certain investments described in the applicable indenture. We will not be entitled to direct the loan trustee to invest and reinvest funds with respect to a leased aircraft, in the case of a default under the applicable lease or, with respect to an owned aircraft, in the case of a default under the applicable indenture. We will pay the net amount of any loss resulting from these investments.

         Section 1110 of the U.S. Bankruptcy Code provides in relevant part that, unless certain events occur after the commencement of a Chapter 11 case, the right of a secured party with a security interest in "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code), or of a lessor or conditional vendor of such equipment, to take possession of such equipment in compliance with the provisions of a security agreement, lease, or conditional sale contract, and to enforce any of its other rights or remedies under such security agreement, lease, or conditional sale contract, to sell, lease or otherwise retain or dispose of such equipment, is not limited or otherwise affected after 60 days after the order for relief under Chapter 11 of the U.S. Bankruptcy Code by any other provision of the U.S. Bankruptcy Code or by any power of the bankruptcy court.

         Section 1110 of the U.S. Bankruptcy Code provides that the right to take possession and to enforce other rights and remedies to sell, lease or otherwise dispose of an aircraft shall be subject to the automatic stay of Section 362 of the U.S. Bankruptcy Code if (A) before the date that is 60 days after the date of the order for relief under Chapter 11 of the U.S. Bankruptcy Code, the trustee, subject to the approval of the court, agrees to perform all obligations of the debtor under such security agreement, lease or conditional sale contract and (B) any default (other than a default that is a breach of a provision relating to the financial condition, bankruptcy, insolvency or reorganization of the debtor) under such security agreement, lease or conditional sale contract (x) is cured before the date that is 60 days from the date of such order in the case of a default that occurs before the date of the order of relief, (y) is cured before the later of the date that is 30 days after the date of such default or the date that is 60 days from the date of the order for relief in the case of a default that occurs after the date of the order for relief and before the date that is 60 days from the date of such order for relief, or
(z) is cured in compliance with the terms of the security agreement, lease or conditional sale agreement in the case of a default that occurs on or after the expiration of 60 days from the date of the order of relief. "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that at the time such transaction is entered into holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

         Unless otherwise specified in the applicable prospectus supplement, it will be a condition to the pass through trustee's obligation to purchase secured promissory notes with respect to each aircraft that our outside counsel provide its opinion to the pass through trustee that the loan trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such owned aircraft. This Section 1110 opinion will not address the possible replacement of an aircraft after an "Event of Loss", as defined in the applicable indenture, in the future.


RANKING OF SECURED PROMISSORY NOTES

         Some of the secured promissory notes related to one or more aircraft may be subordinated and junior in right of payment to other secured promissory notes related to the same aircraft. The terms of any subordination will be described in the related prospectus supplement.


PAYMENTS UNDER LEASES AND LIMITATION OF LIABILITY

         We will lease each leased aircraft from an owner trustee for a term commencing on the delivery date of the aircraft to the owner trustee and expiring no earlier than the latest maturity date of the related leased aircraft notes, unless previously terminated as permitted by the terms of the related lease. We will make basic rent and other payments under each lease and the related documents to an owner trustee, as lessor. The owner trustee will assign all payments of basic rent and certain other payments to the related loan trustee. The loan trustee will, on behalf of the owner trustee, apply the funds assigned to it under the related indenture to pay scheduled principal of, premium, if any, and interest due from such owner trustee on the leased aircraft notes issued under the related indenture. The balance of any basic rent or other assigned amount under each lease and related documents, after payment of amounts due on the leased aircraft notes issued under the related indenture, will be paid over to the applicable owner trustee. In certain cases, the basic rent and other payments under a lease may be adjusted, but each lease will provide that under no circumstances will total payments by us be less than the scheduled payments on the related leased aircraft notes. In some cases, an owner participant may be required to make payments to an owner trustee that are to be used by the owner trustee to pay principal of, and interest on, the secured promissory notes. If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the secured promissory notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment. Our obligations to pay rent and to cause other payments to be made under each lease and related documents will be general unsecured obligations.

         Except in circumstances in which we purchase a leased aircraft and assume the related leased aircraft notes, the leased aircraft notes will not be our obligations. None of the owner trustees, the owner participants or the loan trustees will be personally liable to any holder of leased aircraft notes for amounts payable under the leased aircraft notes. Except as provided in the indentures relating to the leased aircraft notes, no owner trustee or loan trustee will be liable or incur any liability under the indentures. Except when we have assumed any leased aircraft notes and except when an owner participant provides funds to be used by an owner trustee to pay principal of, or interest on, the secured promissory notes, all amounts payable under any leased aircraft notes will be made only from:

         o the assets subject to the lien of the applicable indenture with respect to the aircraft or the income and proceeds received by the related loan trustee from that aircraft (including assigned rent payable by us under the related lease); or

         o payments made in connection with optional redemptions or purchases by the related owner trustee or the related owner participant.

If an owner participant is required to make payments to be used by an owner trustee to pay principal of, and interest on, the secured promissory notes and the owner participant fails to make the payment, we will be required to provide the owner trustee with funds sufficient to make the payment.

         Except as otherwise provided in the applicable indenture, no owner trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any indenture or under any leased aircraft notes except for its own willful misconduct or gross negligence. In general, none of the owner participants will have any duty or responsibility under the leased aircraft indentures or under the leased aircraft notes.

         Our obligations under each owned aircraft indenture and under the owned aircraft notes will be secured obligations.


DEFEASANCE OF THE INDENTURES AND THE SECURED PROMISSORY NOTES IN CERTAIN CIRCUMSTANCES

         Unless otherwise specified in the applicable prospectus supplement, an indenture may provide that the obligations of the related loan trustee, the related owner trustee or us, as the case may be, under that indenture will be deemed to have been discharged and paid in full on the 91st day after the date that money or certain United States government securities, in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal, premium and interest with respect to all secured promissory notes issued under that indenture, are irrevocably deposited with the related loan trustee. The discharge may occur only if, among other things, there has been published by the IRS a ruling or regulation to the effect that holders of the secured promissory notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred. Certain obligations, including the obligations to register the transfer or exchange of secured promissory notes, to replace stolen, lost, destroyed or mutilated secured promissory notes and to maintain paying agencies and hold money for payment in trust may not be defeased.

         Upon defeasance of the secured promissory notes, or upon payment in full of the principal of, premium, if any, and interest on all secured promissory notes issued under any indenture on the applicable maturity date, or upon deposit with the applicable loan trustee of sufficient money no earlier than one year prior to the date of such maturity, the holders of the secured promissory notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to this lien of the indenture and the lien will terminate.


ASSUMPTION OF OBLIGATIONS BY US AIRWAYS

         Unless otherwise specified in the applicable prospectus supplement, upon our purchase of any leased aircraft prior to the end of the applicable term, we may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the indenture and the leased aircraft notes relating to that lease. If we assume leased aircraft notes, provisions relating to maintenance, possession and use of the related aircraft, liens and insurance will be incorporated into the indenture. If we assume leased aircraft notes in connection with our purchase of a leased aircraft, leased aircraft notes issued under the indenture will not be redeemed and will continue to be secured by the aircraft. We may not assume leased aircraft notes unless, among other things, we have provided an opinion of counsel to the effect that:

         o the loan trustee will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code, except that the opinion need only be given if, immediately prior to the assumption, the owner trustee would have been entitled to the benefits of Section 1110; and

         o holders of the secured promissory notes being assumed will not recognize income, gain or loss for federal income tax purposes as a result of the assumption and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the assumption had not occurred.


ADDITIONAL NOTES

         We will describe in a prospectus supplement any circumstances and conditions under which we or the owner trustee may finance modifications, alterations, additions, improvements to, or replacement parts for, an aircraft through the issuance and sale of additional secured promissory notes. A supplement to the applicable indenture will establish the terms, conditions and designations of any additional secured promissory notes.

INTERCREDITOR ISSUES

         Secured promissory notes may be issued in different classes, which means that the secured promissory notes may have different payment priorities even though they are issued by the same borrower, relate to the same aircraft and are issued under the same indenture. If multiple classes of secured promissory notes are issued, the related prospectus supplement will describe the priority of distributions among the secured promissory notes, the ability of any class to exercise and/or enforce any or all remedies with respect to the related aircraft, and, if the secured promissory notes are leased aircraft notes, the related lease, and other intercreditor terms and provisions.


OWNER PARTICIPANT; REVISIONS TO AGREEMENTS

         If specified in the applicable prospectus supplement, at the time certificates are issued, we may still be seeking owner participants to invest in certain leveraged lease transactions for the aircraft. The prospective owner participants may request revisions to the forms of participation agreement, lease, trust agreement and indenture so that the terms of the agreements applicable to these aircraft may differ from the description of the agreements contained in the applicable prospectus supplement.

         The terms of those agreements, however, will be required to:

         o     contain certain mandatory document terms; or

         o     not vary certain mandatory economic terms.

         In addition, we will be obligated:

         o to certify to the pass through trustee that the modifications will not materially and adversely affect the certificateholders; and

         o if the forms of documents are modified in any material respect that is adverse to the certificateholders, to obtain written confirmation from each rating agency that the use of modified versions of such agreements will not result in a withdrawal, suspension or downgrading of the rating of any class of certificates.


                          U.S. INCOME TAX MATTERS

GENERAL

         The following summary describes the material U.S. federal income tax consequences to certificateholders of the purchase, ownership and disposition of the certificates offered by this prospectus and in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to US Airways, is accurate in all material respects with respect to the matters discussed in this prospectus. Except as otherwise specified, the summary is addressed to the initial beneficial owners of certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, or estates, the income of which is subject to U.S. federal income taxation regardless of its source, or trusts if a court within the U.S. is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust that will hold the certificates as capital assets. This summary does not address the tax treatment of U.S. certificateholders that may be subject to special tax rules, for example, banks or insurance companies, nor does it address the tax treatment of U.S. certificateholders that do not acquire certificates at the initial offering price as part of the initial offering. This summary is not a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase certificates. It does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

         The summary is based on laws, regulations, rulings and decisions in effect on the date of this prospectus. Changes to existing law could have a retroactive effect and could alter the tax consequences discussed below. No rulings have been sought from the IRS with respect to the federal income tax consequences, discussed below, and no assurances can be given that the IRS will not take contrary positions. The pass through trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of those taxes on a pass through trust could result in a reduction in the amounts available for distribution to the certificateholders of that pass through trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the certificates.


TAX TREATMENT OF THE PASS THROUGH TRUSTS AND CERTIFICATEHOLDERS

         Each pass through trust will not itself be subject to U.S. federal income taxation. Each U.S. certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the secured promissory notes and any other property held in the related pass through trust, in accordance with the U.S. certificateholder's method of accounting. Accordingly, each U.S. certificateholder's share of interest paid on the secured promissory notes will be taxable as ordinary income, as it is paid or accrued, and a U.S. certificateholder's share of any premium paid on redemption of a secured promissory note will be treated as capital gain. If the proceeds from the sale of certificates are invested with a depositary or held pursuant to an escrow arrangement prior to the purchase of secured promissory notes by a pass through trust, each U.S. certificateholder's share of interest paid on the resulting deposits will be taxable as ordinary income as it is paid or accrued in accordance with the holder's method of accounting for U.S. federal income tax purposes. In addition, the deposits may be subject to the original issue discount rules, with the result that a U.S. certificateholder may be required to include any original issue discount in income from a deposit using the accrual method of accounting regardless of its normal method. If certificates issued by a pass through trust are supported by a liquidity facility, insurance policy, or other instrument of credit enhancement, any amounts received by the pass through trust under the liquidity facility, insurance policy, or other instrument of credit enhancement for unpaid interest will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

         Each U.S. certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding pass through trust as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended, referred to as the Code. Certain fees and expenses, including fees paid to the pass through trustee and the provider of the liquidity facility, insurance policy, or other instrument of credit enhancement, if applicable, will be paid by parties other than the certificateholders. These fees and expenses could be treated as constructively received by the pass through trust, in which event a U.S. certificateholder could be required to include in income and entitled to deduct its pro rata share of the fees and expenses. If a U.S. certificateholder is an individual, estate or trust, the deduction for the certificateholder's share of fees or expenses will be allowed only to the extent that all of the certificateholder's miscellaneous itemized deductions, including the certificateholder's share of fees and expenses, exceed 2% of the certificateholder's adjusted gross income. In addition, in the case of U.S. certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.


EFFECT OF SUBORDINATION ON CERTIFICATEHOLDERS OF SUBORDINATED TRUSTS

         In the event that any pass through trust is subordinated in right of payment to any other pass through trust and the subordinated trust receives less than the full amount of the interest, principal or premium paid with respect to the secured promissory notes held by it because of the subordination of the pass through trust, the certificateholders of the subordinated trust would probably be treated for federal income tax purposes as if they had (a) received as distributions their full share of principal, interest, or premium, (b) paid over to a preferred class of certificateholders an amount equal to their share of the amount of the shortfall, and (c) retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to the certificateholders of the subordinated trust on account of the shortfall.

         Under this analysis, (a) subordinated certificateholders incurring a shortfall would be required to include as current income any interest or other income of the subordinated trust that was a component of the shortfall, even though such amount was in fact paid to a preferred class of certificateholders, (b) a loss would only be allowed to subordinated certificateholders when their right to receive reimbursement of the shortfall becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse the shortfall), and (c) reimbursement of the shortfall prior to a claim of worthlessness would not be taxable income to certificateholders because the amount reimbursed would have been included in income. These results should not significantly affect the inclusion of income for certificateholders on the accrual method of accounting, but could accelerate inclusion of income to certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.


ORIGINAL ISSUE DISCOUNT

         The secured promissory notes may be issued with original issue discount. The prospectus supplement will state whether any secured promissory notes to be held by the related pass through trust will be issued with original issue discount. Generally, a holder of a debt instrument issued with original issue discount that is not negligible must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to this income, under a method that takes into account the compounding of interest.


SALE OR OTHER DISPOSITION OF THE CERTIFICATES

         Upon the sale, exchange or other disposition of a certificate, a U.S. certificateholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange (other than any amount attributable to accrued but unpaid interest that the U.S. certificateholder has not included in gross income previously which will be taxable as ordinary income) and the U.S. certificateholder's adjusted tax basis in the secured promissory notes and other property held by the corresponding pass through trust and any deposits. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the pass through trust for more than one year. In the case of individuals, estates, and trusts, the maximum U.S. federal income tax rate on long-term capital gains generally is 20%.


FOREIGN CERTIFICATEHOLDERS

         Under present U.S. federal income tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of a certificate), and subject to the discussion of backup withholding below:

         o interest paid (including any original issue discount) on a certificate to, or on behalf of, any beneficial owner of a certificate that is not a U.S. person will not be subject to U.S. federal income tax or withholding tax provided that (a) the non-U.S. certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock or the stock of an owner participant, (b) the non-U.S. certificateholder is not (A) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (B) a controlled foreign corporation for U.S. tax purposes that is related to an owner participant or us, and (c) the interest payments are not effectively connected with the non-U.S. certificateholder's conduct of a U.S. trade or business; and

         o a non-U.S. certificateholder will not be subject to U.S. federal income tax on any capital gain realized on the sale, exchange or other disposition of a certificate, unless (a) the non-U.S. certificateholder is an individual who is present in the United States for 183 days or more during the taxable year of the sale or exchange and certain other requirements are met or (b) the gain is effectively connected with the non-U.S. certificateholder's conduct of a U.S. trade or business.

         The certification referred to above may be made on an IRS Form W-8 BEN (or any successor form prescribed by the IRS) or substantially similar substitute form.


INFORMATION REPORTING AND BACKUP WITHHOLDING

         In general, information reporting requirements will apply to certain payments within the United States of principal, interest, original issue discount and premium on the certificates, and to payments of the proceeds of certain sales of certificates made to U.S. certificateholders other than certain exempt recipients (such as corporations). A 31% backup withholding tax may apply to the payments if the holder fails or has failed to provide an accurate taxpayer identification number or otherwise establish an exemption or fails to report in full interest income. With respect to non-U.S. certificateholders, payments made on a certificate and proceeds from the sale of a certificate owned by a non-U.S. certificateholder will generally not be subject to information reporting requirements or the backup withholding tax if the non-U.S. certificateholder provides the required certification of its non-U.S. status or otherwise establishes an exemption.

         Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the certificateholder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

         The Treasury Department recently issued final regulations governing backup withholding and information reporting requirements. The regulations do not significantly alter the substantive withholding and information reporting requirements discussed above; they unify current certification procedures and forms and clarify reliance standards. The regulations will generally become effective for payments made after December 31, 2000.


                            ERISA CONSIDERATIONS

         Unless otherwise indicated in the applicable prospectus supplement, the certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, referred to as ERISA, or an individual retirement account or an employee benefit plan subject to section 4975 of the Code. A fiduciary of an employee benefit plan must determine that the purchase and holding of a certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in section 406 of ERISA or section 4975 of the Code. Employee benefit plans which are governmental plans, as defined in section 3(32) of ERISA, and certain church plans, as defined in section 3(33) of ERISA, are not subject to Title I of ERISA or section 4975 of the Code. The certificates may, subject to certain legal restrictions, be purchased and held by such plans.


                            PLAN OF DISTRIBUTION

         Certificates may be sold to one or more underwriters for public offering and sale by them to investors or other persons directly or through one or more dealers or agents. Any underwriter, dealer or agent involved in the offer and sale of the certificates will be named in an applicable prospectus supplement.

         The certificates may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices based on the prevailing market prices or at negotiated prices. Dealer trading may take place in certain of the certificates, including certificates not listed on any securities exchange. We do not intend to apply for listing of the certificates on a national securities exchange. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the certificates upon the terms and conditions as will be set forth in any prospectus supplement. In connection with the sale of certificates, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of certificates for whom they may act as agent. Underwriters may sell certificates to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

         If a dealer is used directly by us in the sale of certificates in respect of which this prospectus is delivered, the certificates will be sold to the dealer, as principal. The dealer may then resell the certificates to the public at varying prices to be determined by the dealer at the time of resale. Any dealer used directly by us and the terms of any sale to that dealer will be set forth in the related prospectus supplement.

         Certificates may be offered and sold through agents designated by us from time to time. Any agent involved in the offer or sale of the certificates in respect of which this prospectus is delivered will be named in, and any commissions payable by us to that agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, that agent will be acting on a best efforts basis for the period of its appointment.

         We may directly solicit offers to purchase certificates and sales under those offerings may be made by us directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the certificates. We will describe the terms of these sales will be described in the prospectus supplement. Except as set forth in the applicable prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with our direct sales of the certificates, although those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any direct sales.

         Any underwriting compensation that we pay to underwriters, dealers or agents in connection with the offering of certificates, and any discounts, concessions or commissions that underwriters allow to participating dealers, will be set forth in an applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the certificates may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the certificates may be deemed to be underwriting discounts and commissions under the Securities Act. We may indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act. We may reimburse underwriters, dealers and agents for expenses incurred in connection with the offer or sale of certificates.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, us, our parent and our subsidiaries and affiliates in the ordinary course of business.

         If so indicated in an applicable prospectus supplement and subject to existing market conditions, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase certificates at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in that prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of certificates sold pursuant to contracts will be equal to, the respective amounts stated in that prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, in all cases be subject to our approval. Contracts will not be subject to any conditions except that the purchase by an institution of the certificates covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. A commission indicated in the applicable prospectus supplement will be granted to underwriters and agents soliciting purchases of certificates pursuant to contracts accepted by us. Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.

         If any underwriter is utilized in the sale of any certificates, the applicable prospectus supplement will contain a statement as to the intention, if any, of the underwriter at the date of the prospectus supplement to make a market in the certificates. No assurances can be given that there will be a market for the certificates.

         The place and time of delivery for the certificates in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.


                         SELLING CERTIFICATEHOLDERS

         Certificates issued pursuant to this prospectus may be reoffered pursuant to this prospectus by the holders of certificates, from time to time, in transactions on the open market, in negotiated transactions, through the writing of options on the certificates or through a combination of these methods of sale, at negotiated prices, fixed prices that may be changed, market prices prevailing at the time of sale or prices relating to the prevailing market prices. The selling certificateholders may effect these transactions by selling the certificates to or through broker-dealers, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling certificateholders, the purchasers of certificates for whom the broker-dealer may act as agent or to whom they may sell as principal or both. We will not receive any part of the proceeds from the resale by the selling certificateholders of any certificates pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we will bear all expenses, other than selling discounts and commissions and fees and expenses of the selling certificateholders, in connection with the registration of the certificates being reoffered by the selling certificateholders.

         The identity of the selling certificateholders, the number of certificates sold by the selling certificateholders and the price per certificate will be determined at the time of the consummation of the particular transaction. Specific information regarding the transaction, the identity of the selling certificateholders and the number of certificates to be resold may be provided at the time of the applicable transaction by means of a supplement or a post-effective amendment to this prospectus, as applicable.

         The selling certificateholders and any broker-dealers who act in connection with the sale of those certificates may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of those certificates as principal may be deemed to be underwriting discounts and commissions under the Securities Act. We intend to make available public information concerning our self in compliance with the Securities Act and the related regulations and, accordingly, Rule 144 or Rule 145 under the Securities Act may be available for use by holders of certificates to effect transfers of those securities, subject to compliance with the remaining provisions of those rules.


                               LEGAL OPINIONS

         Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP and its affiliates will render an opinion with respect to the validity of the securities being offered by this prospectus. Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP and its affiliates will rely on the opinion of counsel for the pass through trustee as to certain matters relating to the authorization, execution and delivery of the certificates by, and the valid and binding effect on, the pass through trustee.


                                  EXPERTS

         The consolidated financial statements of US Airways, Inc. and its subsidiary as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 that are included in US Airways' Annual Report on Form 10-K for the year ended December 31, 1999, have been incorporated by reference in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants and upon the authority of KPMG LLP as experts in accounting and auditing.


                    WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

         Judiciary Plaza,               Seven World Trade Center,         Citicorp Center
         450 Fifth Street, N.W.         Suite 1300                        500 West Madison Street, Suite 1400
         Washington, D.C. 20549         New York, NY 10048                Chicago, IL 60661

         You may also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

         The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

         You may also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

         This prospectus includes by reference the documents listed below that we previously have filed with the SEC and that are not included in or delivered with this document. They contain important information about our company and its financial condition.


FILING                                PERIOD
Annual Report on Form 10-K            Year ended December 31, 1999
Quarterly Report on Form 10-Q         Quarters ended June 30, 2000 and
                                        March 31, 2000
Current Reports on Form 8-K           Filed January 13, 2000
                                      Filed January 19, 2000
                                      Filed February 11, 2000
                                      Filed February 24, 2000
                                      Filed February 29, 2000
                                      Filed March 15, 2000
                                      Filed March 24, 2000
                                      Filed April 11, 2000
                                      Filed April 19, 2000
                                      Filed May 2, 2000
                                      Filed May 9, 2000
                                      Filed May 30, 2000
                                      Filed June 20, 2000
                                      Filed June 20, 2000
                                      Filed July 11, 2000
                                      Filed July 19, 2000
                                      Filed July 26, 2000
                                      Filed August 10, 2000
                                      Filed August 17, 2000
                                      Filed September 12, 2000

         We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date of the closing of each offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         You may obtain any of these documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                                 Secretary
                              US Airways, Inc.
                             2345 Crystal Drive
                         Arlington, Virginia 22227
                              (703) 872-7000.



                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with this offering, other than underwriting discounts and commissions, are:


  Securities and Exchange Commission registration filing fee.......$  214,463*
  Printing and engraving expenses..................................   600,000**
  Pass through trustee fees and expenses...........................    60,000**
  Accounting fees and expenses.....................................   225,000**
  Rating Agency fees...............................................   750,000**
  Legal fees and expenses..........................................   750,000**
                                                                   -----------
       Total.......................................................$2,599,463
                                                                   ==========

-----------
   * Plus $107,764 in unused fees carried over from our previous filing ** Estimates


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         US Airways' Restated Certificate of Incorporation and By-laws provide that US Airways, will indemnify its directors, officers and employees, and will have the power to indemnify its other agents, to the full extent permitted by the General Corporation Law of the State of Delaware (the "GCL"), as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permitted US Airways, to provide on June 29, 1989). As of the date of the prospectus,
Section 145 of the GCL, forming a part of this registration statement, provides as follows:

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee or such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to the corporation shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, will stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to other enterprises shall include employee benefit plans; references to fines shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to serving at the request of the corporation shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         US Airways maintains directors' and officers' liability insurance.


ITEM 16. EXHIBITS

         Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this registration statement, which is incorporated herein by reference.


ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that the undertakings made in paragraphs (i) and (ii) above do not apply if the information required by those paragraphs to be included in a post-effective amendment is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to
         Section 13 or Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arlington, State of Virginia, on October 4, 2000.


                                     US AIRWAYS, INC.


                               By:   /s/ RAKESH GANGWAL
                                     ------------------------------------
                                     Rakesh Gangwal, Director, President and
                                     Chief Executive Officer (Principal
                                     Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on October 4, 2000.


By:    /s/  RAKESH  GANGWAL
       ------------------------------------
       Rakesh Gangwal, Director, President
       and Chief Executive Officer (Principal
       Executive Officer)


By:    /s/  THOMAS  A. MUTRYN
       ------------------------------------
       Thomas A. Mutryn
       Senior Vice President--Finance and Chief
       Financial Officer (Principal Financial Officer)


By:    /s/  ANITA  P. BEIER
       -----------------------------------
       Anita P. Beier
       Vice President and Controller
       (Principal Accounting Officer)


By:    /s/   STEPHEN  M. WOLF
       ------------------------------
       Stephen M. Wolf,
       Director and Chairman


By:             *
       ------------------------------
       Mathias J. DeVito, Director


By:             *
       ------------------------------
       Peter M. George, Director


By:             *
       ------------------------------
       Robert L. Johnson, Director


By:             *
       ------------------------------
       Robert LeBuhn, Director


By:             *
       ------------------------------
       John G. Medlin, Jr., Director


By:             *
      -------------------------------
      Hanne M. Merriman, Director


By:             *
      -------------------------------
      Thomas H. O'Brien, Director


By:             *
      -------------------------------
      Hilda Ochoa-Brillembourg, Director


By:             *
      -------------------------------
      Richard B. Priory, Director


By:             *
      -------------------------------
      Raymond W. Smith, Director


BY:    /s/  THOMAS  A. MUTRYN
      -------------------------------
      Thomas A. Mutryn, Attorney-In-fact



* Signed pursuant to power of attorney filed herewith.



                               EXHIBIT INDEX


 EXHIBIT NO.    DESCRIPTION OF EXHIBIT

    4.1         Pass Through Trust Agreement
    4.2         Form of Pass Through Certificate (included as part of
                Exhibit 4.1)
    5           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
    12          Statements re: computations of ratios
    23.1        Consent of KPMG LLP
    23.2        Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                (included in its opinion filed as Exhibit 5)
    23.3        Consent of  Skadden, Arps, Slate, Meagher & Flom LLP
    24          Powers of  Attorney
    25          Form T-1 Statement of Eligibility of Trustee under the
                Trust Indenture Act of 1939